SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2002
(Date of Report)
(Date of Earliest Event Reported)

CORIXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On December 17, 2002, Corixa Corporation and GlaxoSmithKline announced that the U.S. Food and Drug Administration (the “FDA”) Oncologic Drugs Advisory Committee (“ODAC”) agreed that studies of the investigational radioimmunotherapy BEXXAR® (tositumomab and iodine I 131 tositumomab) provided substantial evidence of clinical benefit in both rituximab-refractory patients and in chemotherapy-refractory, low-grade and follicular non-Hodgkin’s lymphoma (“NHL”), with or without transformation. The panel voted 10-3 in support of the efficacy of BEXXAR therapy in rituximab-refractory patients and unanimously supported its clinical utility in chemotherapy-relapsed and refractory, low-grade NHL, with or without transformation. BEXXAR therapy is being co-developed in the United States by Corixa and GlaxoSmithKline.

     The FDA is not bound by ODAC’s action, but often takes its recommendations into consideration when determining marketing approval of a new product. The new Prescription Drug User Fee Act goal date for the FDA to complete its review of all materials regarding BEXXAR therapy is May 2, 2003.

     A copy of the press release relating to the announcement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Corixa Corporation Press Release dated December 17, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: December 18, 2002	By:	/s/ MICHELLE BURRIS

	Name: Its:	Michelle Burris Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Corixa Corporation Press Release dated December 17, 2002